Wednesday, June 28, 2000

Company Press Release

SOURCE:  RHBT Financial Corporation

RHBT Financial Corporation Announces Letter of Intent To Acquire Ridgeway Bancshares, Inc.

ROCK HILL, S.C., June 28/PRNewswire/ -- RHBT Financial  Corporation Nasdaq: RHBT
- news), holding company for Rock Hill Bank & Trust, today announced that it has signed a letter of intent to acquire Ridgeway Bancshares, Inc. in a pooling of interests transaction valued at $15.8 million. Headquartered in Ridgeway, South Carolina, Ridgeway Bancshares, Inc. is the holding company for The Bank of Ridgeway, South Carolina's oldest banking organization with approximately $67.5 million in total assets. The Bank of Ridgeway will continue to operate as a separate bank, wholly owned by RHBT Financial Corporation. Following consummation of the proposed merger, which is anticipated to occur no later than year end 2000, RHBT Financial Corporation is expected to have total assets in excess of $250 million and total shareholders' equity in excess of $26 million.

Under the agreement, RHBT Financial Corporation will exchange 26.355 shares of its common stock for each outstanding share of Ridgeway Bancshares, Inc. common stock. Following the proposed merger, RHBT Financial Corporation will have 2,775,138 total shares outstanding. In addition, RHBT Financial Corporation will increase its board of directors from nine to thirteen members, with the four vacancies to be filled by members of Ridgeway's current board. Finally, beginning in 2001, RHBT Financial Corporation intends to declare a cash dividend payable to all shareholders of the combined companies.

Commenting on the proposed combination, J. A. Ferguson, Jr., President and Chief Executive Officer, commented, "We are looking forward to being associated with one of the most profitable and well run banking institutions in the state of South Carolina. The merger will provide us with a solid position in the growing mid-state region, complimenting what we have been able to achieve in our existing York County market. Additionally, there are a number of economies arising from this merger that we anticipate will be immediately additive to earnings in fiscal 2000 and beyond."

Consummation of the proposed merger is subject to regulatory approvals, approval by the board of directors and shareholders of both companies, and due diligence.

RHBT Financial Corporation is the holding company for Rock Hill Bank & Trust, a banking organization based in Rock Hill, South Carolina. Rock Hill Bank & Trust currently operates three banking locations, including two locations in Rock Hill and one location in the Fort Mill/Tega Cay area.
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RHBT Financial  Corporation common stock trades on The Nasdaq Stock Market under the symbol "RHBT."

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or expectations of the Company and its management. These forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, regulatory and shareholder approvals, completion of due diligence, the Company's brief operating history and historically low trading volume, its ability to manage growth and its changing operations, general economic conditions, competition, interest rate sensitivity, exposure to regulatory and legislative changes and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

SOURCE:  RHBT Financial Corporation